Exhibit 99.1

Essential Properties Announces Third Quarter 2020 Results
- Collected 91% of October Rent -
- Third Quarter Net Income per Share of $0.13 and AFFO per Share of $0.28 -
- Closed Quarterly Investments of $148.9 million at a 7.1% Weighted Average Cash Cap Rate -

November 4, 2020

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”), today announced operating results for the three and nine months ended September 30, 2020.

Third Quarter 2020 Financial and Operating Highlights

•Net income per fully diluted share decreased 28% to $0.13
•Funds from Operations (“FFO”) per fully diluted share increased 11% to $0.30
•Core Funds from Operations (“Core FFO”) per fully diluted share decreased by 3% to $0.30
•Adjusted Funds from Operations (“AFFO”) per fully diluted share decreased by 3% to $0.28
•Net Debt to Annualized Adjusted EBITDAre was 4.0x at quarter end
•Cash and cash equivalents and restricted cash plus available capacity under revolving credit facility of $589.4 million at quarter end
•Ended the quarter with a 99.4% leased portfolio with a weighted average lease term (“WALT”) of 14.6 years and a weighted average rent coverage ratio of 2.8x
•Raised $219.6 million in gross proceeds from the sale of shares of common stock through a follow-on equity offering and the Company’s at-the-market equity program (“ATM Program”)

Year-to-Date 2020 Financial and Operating Highlights

•    Invested $358.7 million in 126 properties at a 7.2% weighted average cash cap rate
•    Net income per fully diluted share decreased by 13% to $0.39
•    FFO per fully diluted share increased by 8% to $0.84
•    Core FFO per fully diluted share decreased by 2% to $0.86
•    AFFO per fully diluted share remained unchanged at $0.84

CEO Comments

Commenting on the third quarter 2020 results, Essential Properties’ President and Chief Executive Officer, Pete Mavoides, said, “We were pleased that as we begin to recover from the significant disruption caused by the pandemic the vast majority of our tenants, representing approximately 99% of our cash ABR, were able to re-open their businesses. Our rent collection experience has improved markedly since the onset of the pandemic, reaching 90% for the third quarter and, most recently, 91% for October 2020, which reflects our tenants' ability to return to their operations and, we believe, the quality and durability of our portfolio and our middle market tenant base.” Mr. Mavoides added, “With the improved visibility into the performance of our tenants' businesses and the trajectory of rent collections, we are pleased to be able to return to our growth strategy, completing nearly $150 million of investments in the quarter, at a weighted-average cash cap rate of 7.1%.”

Net Investment Activity

Investments

The Company’s investments during the quarter ended September 30, 2020 are summarized as follows:
•Invested $148.9 million in 50 properties in 19 separate transactions,
•Weighted average cash and GAAP cap rate of 7.1% and 7.9%, respectively,
•The properties are 100% leased with a WALT of 17.6 years, and
•As a percentage of cash ABR, 92.4% of the investments were sale-leaseback transactions, 79.0% were subject to a master lease and 100.0% require the tenant to provide the Company with financial reporting.

The Company’s investments during the nine months ended September 30, 2020 are summarized as follows:
•Invested $358.7 million in 126 properties in 62 separate transactions,
•Weighted average cash and GAAP cap rate of 7.2% and 8.0%, respectively,
•The properties are 100% leased with a WALT of 16.8 years, and
•As a percentage of cash ABR, 91.3% of the investments were sale-leaseback transactions, 66.1% were subject to a master lease and 100.0% require the tenant to provide the Company with financial reporting.

Dispositions

The Company’s dispositions during the quarter ended September 30, 2020 are summarized as follows:
•Sold 14 properties for $19.6 million in net proceeds, recording a net gain of $1.0 million, and
•Dispositions completed at a weighted average cash cap rate of 7.0%.

The Company’s dispositions during the nine months ended September 30, 2020 are summarized as follows:
•Sold 27 properties for $42.6 million in net proceeds, recording a net gain of $4.0 million, and
•Dispositions completed at a weighted average cash cap rate of 7.0%, excluding one property sold pursuant to an existing tenant purchase option.

Portfolio Update

Portfolio Highlights

The Company’s investment portfolio as of September 30, 2020 is summarized as follows:

Number of properties	1,096
Weighted average lease term	14.6 years
Weighted average rent coverage ratio	2.8x
Number of tenants	214
Number of states	43
Number of industries	16
Weighted average occupancy	99.4%
Total square feet of rentable space	8,797,716
Cash ABR - service-oriented or experience-based	95.8%
Cash ABR - properties subject to master lease	60.4%

Leverage and Balance Sheet and Liquidity

Leverage

As of September 30, 2020, the Company’s ratio of net debt to Annualized Adjusted EBITDAre was 4.0x.

Balance Sheet and Liquidity

Essential Properties had $189.4 million of cash and cash equivalents and restricted cash as of September 30, 2020. Additionally, Essential Properties had $400.0 million of unused borrowing capacity under its $400 million unsecured revolving credit facility as of the same date.

Follow-On Offering

In September 2020, the Company completed an underwritten public follow-on offering of 10,120,000 shares its common stock, including 1,320,000 shares of common stock purchased by the underwriters pursuant to an option to purchase additional shares, raising gross proceeds of $192.3 million at a public offering price of $19.00 per share.

ATM Program

Essential Properties has an ATM Program through which it may, from time to time, sell shares of its common stock with an aggregate gross sales price of up to $250.0 million. Essential Properties uses the proceeds generated from its ATM Program for general corporate purposes, including funding its investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. During the quarter ended September 30, 2020, Essential Properties sold 1,527,549 shares of common stock through its ATM Program at an average price of $17.88 per share, raising gross proceeds of $27.3 million.

Dividend Information

As previously announced, on September 4, 2020 Essential Properties' board of directors declared a cash dividend of $0.23 per share of common stock for the quarter ended September 30, 2020. The dividend was paid on October 15, 2020 to stockholders of record as of the close of business on September 30, 2020.

Conference Call Information

In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Thursday, November 5, 2020 at 10:00 a.m. EST to discuss the results. To access the conference, dial (800) 895-3361. A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.

A telephone replay of the conference call can also be accessed by calling (877) 481-4010 and entering the access code: 36027. The telephone replay will be available through November 20, 2020.

A replay of the conference call webcast will be available on our website approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials

The Company’s Supplemental Operating & Financial Data—Third Quarter Ended September 30, 2020 is available on Essential Properties’ website at investors.essentialproperties.com.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2020, the Company’s portfolio consisted of 1,096 freestanding net lease properties with a weighted average lease term of 14.6 years and a weighted average rent coverage ratio of 2.8x. As of the same date, the Company’s portfolio was 99.4% leased to 214 tenants operating 300 different concepts in 16 industries across 43 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes,

depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).

The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis.

Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.

To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.

FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

EBITDA and EBITDAre

The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.

EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. The Company believes excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

NOI and Cash NOI

The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI

The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.

Cash ABR

Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate

Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.

GAAP Cap Rate

GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.

Rent Coverage Ratio

Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.

Disclaimer

Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenue[1,2]	$40,799	$34,958	$116,806	$97,842
Interest on loans and direct financing leases	2,054	940	6,030	1,669
Other revenue	56	393	64	641
Total revenues	42,909	36,291	122,900	100,152

Expenses:
Interest	7,651	7,207	21,887	20,074
General and administrative[3]	5,917	7,530	19,706	16,455
Property expenses[4]	810	442	1,755	2,334
Depreciation and amortization	13,966	11,141	40,442	30,367
Provision for impairment of real estate	3,221	—	5,080	1,921
Provision for loan losses	14	—	531	—
Total expenses	31,579	26,320	89,401	71,151
Other operating income:
Gain on dispositions of real estate, net	1,003	4,087	3,971	8,237
Income from operations	12,333	14,058	37,470	37,238
Other (expense)/income:
Loss on repayment and repurchase of secured borrowings[5]	—	—	(924)	(4,353)
Interest income	58	114	433	723
Income before income tax expense	12,391	14,172	36,979	33,608
Income tax expense	55	66	156	209
Net income	12,336	14,106	36,823	33,399
Net income attributable to non-controlling interests	(73)	(861)	(220)	(6,076)
Net income attributable to stockholders	$12,263	$13,245	$36,603	$27,323

Basic weighted-average shares outstanding	94,259,150	72,483,932	92,070,002	58,375,745
Basic net income per share	$0.13	$0.18	$0.39	$0.46
Diluted weighted-average shares outstanding	95,039,832	77,612,949	92,959,708	73,021,273
Diluted net income per share	$0.13	$0.18	$0.39	$0.45
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $99, $142 ,$356 and $717 for the three and nine months ended September 30, 2020 and 2019, respectively.
2.Includes reimbursable income from the Company’s tenants of $71, $238, $583 and $1,179 for the three and nine months ended September 30, 2020 and 2019, respectively.
3.During the three and nine months ended September 30, 2020, includes non-recurring expenses of $115 and $234, respectively, for reimbursement of executive relocation costs and non-recurring recruiting costs and, during the nine months ended September 30, 2020, includes $1,093 for costs and charges incurred in connection with the termination of one of our executive officers.
4.Includes reimbursable expenses from the Company’s tenants $175, $238, $686 and $1,179 for the three and nine months ended September 30, 2020 and 2019, respectively.
5.Includes the write-off of $924 of deferred financing costs during the nine months ended September 30, 2020 and, during the nine months ended September 30, 2019, includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $2,853 of deferred financing costs related to the repurchased notes and $100 of legal costs related to the repurchase.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$686,908	$588,279
Building and improvements	1,423,033	1,224,682
Lease incentive	14,246	4,908
Construction in progress	7,239	12,128
Intangible lease assets	78,482	78,922
Total real estate investments, at cost	2,209,908	1,908,919
Less: accumulated depreciation and amortization	(124,489)	(90,071)
Total real estate investments, net	2,085,419	1,818,848
Loans and direct financing lease receivables, net	100,915	92,184
Real estate investments held for sale, net	9,582	1,211
Net investments	2,195,916	1,912,243
Cash and cash equivalents	183,765	8,304
Restricted cash	5,604	13,015
Straight-line rent receivable, net	35,247	25,926
Rent receivables, prepaid expenses and other assets, net	31,207	15,959
Total assets	$2,451,739	$1,975,447

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$171,840	$235,336
Unsecured term loans, net of deferred financing costs	626,119	445,586
Revolving credit facility	—	46,000
Intangible lease liabilities, net	8,589	9,564
Dividend payable	24,242	19,395
Derivative liabilities	43,504	4,082
Accrued liabilities and other payables	15,717	13,371
Total liabilities	890,011	773,334
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 104,671,571 and 83,761,151 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1,047	838
Additional paid-in capital	1,652,956	1,223,043
Distributions in excess of cumulative earnings	(57,767)	(27,482)
Accumulated other comprehensive loss	(41,768)	(1,949)
Total stockholders' equity	1,554,468	1,194,450
Non-controlling interests	7,260	7,663
Total equity	1,561,728	1,202,113
Total liabilities and equity	$2,451,739	$1,975,447

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended September 30,		Nine months ended September 30,
(unaudited, in thousands except per share amounts)	2020	2019	2020	2019
Net income	$12,336	$14,106	$36,823	$33,399
Depreciation and amortization of real estate	13,903	11,117	40,330	30,295
Provision for impairment of real estate	3,221	—	5,080	1,921
Gain on dispositions of real estate, net	(1,003)	(4,087)	(3,971)	(8,237)
Funds from Operations	28,457	21,136	78,262	57,378
Other non-recurring expenses[1]	116	2,748	2,252	7,101
Core Funds from Operations	28,573	23,884	80,514	64,479
Adjustments:
Straight-line rental revenue, net	(3,960)	(2,982)	(9,321)	(8,879)
Non-cash interest expense	764	610	1,535	2,135
Non-cash compensation expense	1,351	1,051	4,041	3,524
Other amortization expense	(335)	294	1,018	735
Other non-cash charges	14	2	530	8
Capitalized interest expense	(63)	(95)	(223)	(165)
Transaction costs	3	—	112	—
Adjusted Funds from Operations	$26,347	$22,764	$78,206	$61,837

Net income per share[2]:
Basic	$0.13	$0.18	$0.39	$0.46
Diluted	$0.13	$0.18	$0.39	$0.45
FFO per share[2]:
Basic	$0.30	$0.27	$0.84	$0.79
Diluted	$0.30	$0.27	$0.84	$0.78
Core FFO per share[2]:
Basic	$0.30	$0.31	$0.87	$0.89
Diluted	$0.30	$0.31	$0.86	$0.88
AFFO per share[2]:
Basic	$0.28	$0.29	$0.84	$0.85
Diluted	$0.28	$0.29	$0.84	$0.84

Additional supplemental disclosure:
Scheduled principal repayments	$977	$1,159	$2,895	$4,549
Contractual deferred rents included in total revenues	1,669	—	11,425	—

Reduction of revenue for non-accrual tenants:
Cash	$168	$—	$3,411	$25
Straight-line	—	—	2,263	—
Total reduction of revenue for non-accrual tenants	$168	$—	$5,673	$25
1.Includes non-recurring expenses of $39 related to reimbursement of executive relocation costs during the three and nine months ended September 30, 2020, $1,093 for severance payments and acceleration of non-cash compensation expense in connection with the termination of one of our executive officers during the nine months ended September 30, 2020, $77 and $196, respectively, of non-recurring recruiting costs during the three and nine months ended September 30, 2020, and our $924 loss on repayment of secured borrowings during the nine months ended September 30, 2020.
2.Calculations exclude $95, $110, $302 and $377 from the numerator for the three and nine months ended September 30, 2020 and 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended September 30, 2020
Net income	$12,336
Interest expense	7,651
Depreciation and amortization	13,966
Interest income	(58)
Income tax expense	55
EBITDA	33,950
Provision for impairment of real estate	3,221
Gain on dispositions of real estate, net	(1,003)
EBITDAre	36,168
Adjustment for current quarter investment and disposition activity[1]	2,407
Adjustment to exclude other non-recurring activity[2]	(47)
Adjusted EBITDAre - Current Estimated Run Rate	38,528
General and administrative	5,801
Adjusted net operating income ("NOI")	44,329
Straight-line rental revenue, net[1]	(3,894)
Other amortization expense	(335)
Adjusted Cash NOI	$40,100

Annualized EBITDAre	$144,672
Annualized Adjusted EBITDAre	$154,112
Annualized Adjusted NOI	$177,316
Annualized Adjusted Cash NOI	$160,400
1.These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments in and dispositions of real estate made during the three months ended September 30, 2020 had occurred on July 1, 2020.
2.Adjustment excludes $116 of non-core expenses added back to compute Core FFO and the $14 adjustment to our provision for loan loss, offset by $177 of rent collected from tenants which had been written off in prior periods.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	September 30, 2020
Secured debt:
Series 2017-1, Class A	$158,513
Series 2017-1, Class B	15,669
Total secured debt	174,182

Unsecured debt:
$200mm term loan	200,000
$430mm term loan	430,000
Revolving credit facility[1]	—
Total unsecured debt	630,000
Gross debt	804,182
Less: cash & cash equivalents	(183,765)
Less: restricted cash deposits held for the benefit of lenders	(3,906)
Net debt	616,511

Equity:
Preferred stock	—
Common stock & OP units (105,225,418 shares @ $18.32/share as of 9/30/20)[2]	1,927,730
Total equity	1,927,730
Total enterprise value ("TEV")	$2,544,241

Net Debt / TEV	24.2%
Net Debt / Annualized Adjusted EBITDAre	4.0x
1.The Company’s revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
2.Common equity & units as of September 30, 2020, based on 104,671,571 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

Investor/Media:

Essential Properties Realty Trust, Inc.
Daniel Donlan, Senior Vice President, Capital Markets
609-436-0619
info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.